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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement constituting Post-Effective Amendment No. 5 to Form S-8 (No. 33-27371) and Post-Effective Amendment No. 4 to Form S-8 (No. 33-52747), both pertaining to the 1988 Non-Qualified Stock Option Plan of ADVO, Inc., as amended, and the 1993 Stock Option Subplan, Post-Effective Amendment No. 1 to Form S-8 (No. 33-34685), Post-Effective Amendment No. 2 to Form S-8 (No. 33-40401) and Post-Effective Amendment No. 3 to Form S-8 (No. 33-60800), all pertaining to the 1988 Non-Qualified Stock Option Plan of ADVO, Inc., as amended, and to the incorporation by reference therein of our report dated October 19, 1994, with respect to the consolidated financial statements of ADVO, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 24, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP



    Hartford, Connecticut
    April 5, 1995